UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2012, our stockholders approved an amendment to our Equity Incentive Plan (1) increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 35,000,000 to 50,000,000 shares and (2) increasing the number of shares of our common stock that may be issued pursuant to awards other than stock options and stock appreciation rights from 3,500,000 to 15,000,000 shares.
On April 26, 2012, our stockholders also approved an amendment to our Non-Employee Directors' Stock Option Plan (1) increasing the total number of shares of our common stock that may be issued pursuant to stock awards granted under the plan from 1,200,000 to 1,500,000 shares, (2) expanding the types of potential awards under the plan to include restricted stock awards, (3) replacing the annual option grant to purchase 10,000 shares of our common stock (or 20,000 shares in the case of the non-employee chairman of our board of directors) with an annual option grant to purchase 20,000 shares and an annual grant of restricted stock with a fair market value of $20,000 and (4) renaming the plan the Non-Employee Directors' Equity Incentive Plan.
The foregoing summaries do not purport to be complete and are qualified in their entirety by our Equity Incentive Plan and Non-Employee Directors' Equity Incentive Plan, each as amended, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A summary of the compensation of our non-employee directors reflecting such amendments is also attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2012, our stockholders approved our amended and restated certificate of incorporation (1) increasing the maximum number of members of our board of directors from twelve to 13 and (2) allowing for an increase above 13 directors as may be required for Invus, L.P. and Invus C.V. (collectively, “Invus”) to exercise their rights to elect or appoint directors under our stockholders' agreement with Invus, L.P. dated June 17, 2007 (as amended, supplemented or otherwise modified, the “Stockholders' Agreement”).
Effective as of such stockholder approval, our board of directors approved our second amended and restated bylaws (1) increasing the maximum number of members of our board of directors from twelve to 13, (2) allowing for an increase above 13 directors as may be required for Invus to exercise its rights to elect or appoint directors under the Stockholders' Agreement, (3) providing that directors elected or appointed by Invus pursuant to its rights under the Stockholders' Agreement (“Invus Directors”) may call special meetings of stockholders and (4) providing that Invus Directors may be elected at special meetings of stockholders called for such purpose.
The amendments and restatements to our certificate of incorporation and bylaws are each effective as of April 26, 2012. The foregoing summaries do not purport to be complete and are qualified in their entirety by our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, copies of which are attached to this report as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on April 26, 2012 to consider and vote on the following proposals. The voting results with respect to each matter are set forth below:

(1)	Election of Class III Directors:
	Name of Director	For	Withheld	Broker Non-Votes
	Arthur T. Sands, M.D., Ph.D.	405,681,761	8,836,979	37,618,024
	Philippe J. Amouyal	402,308,902	12,209,838	37,618,024
	Frank P. Palantoni	409,710,664	4,808,076	37,618,024

		For	Against	Abstain	Broker Non-Votes
(2)	Ratification and approval of our amended and restated certificate of incorporation	413,893,464	576,704	48,572	37,618,024

		For	Against	Abstain	Broker Non-Votes
(3)	Ratification and approval of the amendment to our Equity Incentive Plan	405,708,372	1,422,083	7,368,285	37,618,024

		For	Against	Abstain	Broker Non-Votes
(4)	Ratification and approval of the amendment to our Non-Employee Directors' Stock Option Plan	405,362,350	1,784,247	7,372,143	37,618,024

		For	Against	Abstain	Broker Non-Votes
(5)	Advisory vote to approve the compensation paid to our named executive officers	390,173,530	16,950,743	7,394,467	37,618,024

		For	Against	Abstain	Broker Non-Votes
(6)	Ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012	451,627,956	445,982	62,826	—

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
3.1	—	Amended and Restated Certificate of Incorporation
3.2	—	Second Amended and Restated Bylaws
10.1	—	Equity Incentive Plan, as amended
10.2	—	Non-Employee Directors' Equity Incentive Plan, as amended
10.3	—	Summary of Non-Employee Director Compensation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: April 27, 2012	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description
3.1	—	Amended and Restated Certificate of Incorporation
3.2	—	Second Amended and Restated Bylaws
10.1	—	Equity Incentive Plan, as amended
10.2	—	Non-Employee Directors' Equity Incentive Plan, as amended
10.3	—	Summary of Non-Employee Director Compensation